Exhibit 99.1

IHS Inc. Reports Third Quarter 2006 Results

Strong Performance Led by 19 Percent Revenue Growth

ENGLEWOOD, Colo., – September 21, 2006 – IHS Inc. (NYSE: IHS), one of the leading global providers of critical technical information, decision-support tools and related services, today reported results for the third quarter ended August 31, 2006. Revenue for the third quarter of 2006 totaled $139.9 million, representing a 19 percent increase over third quarter 2005 revenue of $118.0 million. Net income for the third quarter of 2006 increased $12.4 million to $16.1 million, or $0.28 per diluted share, compared to third quarter 2005 net income of $3.7 million, or $0.07 per diluted share.

Adjusted EBITDA totaled $29.1 million for the third quarter of 2006, up 37 percent from $21.2 million in the third quarter of 2005. IHS generated $29.0 million of cash flow from operations for the third quarter of 2006, an increase of $16.5 million over the prior-year period. Adjusted EBITDA, a non-GAAP financial measure, is used by management to measure operating performance. See the end of this release for more information about this non-GAAP measure.

“We are very pleased with the quarter’s results. We executed on our business plan, benefited from favorable market conditions, and enjoyed another solid quarter,” said Charles Picasso, retiring President and CEO. “In addition, as announced at the beginning of the quarter, we closed on two important acquisitions. The company looks forward to continuing to deliver excellent value to our customers worldwide during the fourth quarter and beyond.”

Third Quarter 2006 Details

Organic revenue growth in the third quarter of 2006 was 13 percent over the prior year; acquisitions added four percent and foreign exchange accounted for the remainder of the revenue increase. The company continued to grow its business in both operating segments, domestically and internationally, and across its three product categories – critical information, decision support tools, and operational and advisory services. The Energy segment grew its revenue for the third quarter by 23 percent, to $75.8 million, compared to $61.8 million in the prior year’s third quarter. Energy’s organic revenue growth contributed 18 percent; acquisitions added four percent with the balance relating to movements in foreign exchange. The Engineering segment grew its third quarter revenue by 14 percent, to $64.1 million, compared to $56.2 million in the prior year. The Engineering segment’s organic revenue growth rate was eight percent for the third quarter 2006, with acquisitions adding four percent to the revenue growth rate, and the remainder from movements in foreign exchange.

Adjusted EBITDA for the third quarter of 2006 grew 37 percent over the third quarter of last year and was driven primarily by top-line growth accompanied by margin expansion. Operating income increased $15.9 million year-over-year to $21.8 million, up from $5.9 million for the third quarter of 2005. Last year’s third quarter results included $12.4 million of restructuring and offering charges; no similar items occurred in the third quarter of 2006. Energy operating income was $16.9 million, up 15 percent over the prior-year quarter, and Engineering operating income was $8.1 million, up from the third quarter 2005 operating loss of $0.7 million.

Year-to-Date 2006

Revenue for the nine months of 2006 totaled $402.6 million, representing a 15 percent increase over the prior-period revenue of $350.1 million. Organic growth contributed the majority of the total increase. The Energy segment grew its revenue during the nine months ended August 31, 2006 by 20 percent, to $214.5 million, compared to $178.9 million in the prior-year period. The Engineering segment grew its year-to-date 2006 revenue by ten percent, to $188.2 million, compared to $171.2 million in the prior year.

Adjusted EBITDA for the first nine months of 2006 totaled $81.8 million, up 41 percent from $58.1 million in the first nine months of 2005. Operating income increased 64 percent year-over-year to $61.8 million, up from $37.7 million for the nine months ended August 31, 2005. Energy operating income was $49.4 million, up 27 percent over the prior-year period, and Engineering operating income was $21.6 million, up $15.2 million from the same period in 2005.

Net income for the first nine months of 2006 increased 67 percent to $42.5 million, or $0.75 per diluted share, compared to the first nine months 2005 net income of $25.4 million, or $0.46 per diluted share.

IHS generated $94.2 million of cash flow from operations for the first nine months of 2006, an increase of $57.3 million over the prior-year period. However, first nine month 2005 operating cash flow did include a $9.9 million payment related to the settlement of a stock option plan, and there were no similar cash payments associated with stock compensation awards in the first nine months of 2006.

Balance Sheet

IHS ended the third quarter of 2006 with $168.1 million of cash and cash equivalents and short-term investments, and virtually no debt.

“Our cash flow from operating activities remains strong. Despite investing over $84 million in acquisitions year to date, our cash and short-term investments remain almost unchanged since the end of fiscal year 2005,” stated Michael J. Sullivan, IHS Executive Vice President and CFO.

Share Retention Program

The company is initiating a program to reduce the dilutive effects of employee equity grants, which have consisted primarily of restricted stock. Going forward, IHS will withhold shares to fund employee statutory withholding tax requirements. As shares vest and tax withholdings come due, the company will withhold enough shares in treasury to cover the tax liability and will make a payment to the tax authority out of corporate cash. Since IHS will simply be withholding shares, rather than buying them in the open market, this is technically not a share buyback program. Nevertheless, the company anticipates that this program will help reduce the dilutive impact of employee equity awards.

Outlook (forward-looking statement)

Based upon year-to-date performance, IHS is revising its annual guidance upward, and currently anticipates organic revenue growth in the range of 11.5 to 12.5 percent for the full year ending November 30, 2006. The company further expects adjusted EBITDA to grow 28 to 31 percent for fiscal 2006. See discussion of adjusted EBITDA and non-GAAP financial measures at the end of this release.

As previously announced, IHS will hold a conference call to discuss third quarter results on September 21, 2006, at 3:00 p.m. MST (5:00 p.m. EST). The conference call will be simultaneously webcast on the company’s website: www.ihs.com.

USE OF NON-GAAP FINANCIAL MEASURES

EBITDA is defined as net income plus net interest, taxes, depreciation and amortization. Adjusted EBITDA excludes non-cash items, gains and losses on sales of assets and investments and other items that management does not utilize in assessing operating performance (as further described in the attached financial schedules). Management believes that it is useful to eliminate these items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. Management believes that investors may find adjusted EBITDA useful for the same reasons, although investors are cautioned that non-GAAP financial measures, such as adjusted EBITDA, are not a substitute for GAAP disclosures.

Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). Reconciliations of comparable GAAP measurements to non-GAAP measurements, such as EBITDA and adjusted EBITDA, are provided within the schedules attached to this release.

IHS FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products, and services, and statements regarding future performance. In some cases, you can identify these statements by forward-looking words such as “intend,” “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms, and other comparable terminology; however, be advised that not all forward-looking statements contain these identifying words. These forward-looking statements, which are subject to risks, uncertainties, and assumptions, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied by the forward-looking statements. Those factors include, but are not limited to, our ability to obtain content on commercially reasonable terms from third parties (including Standards Development Organizations), changes in demand for our products and services, changes in the energy industry, our ability to develop new products and services, pricing and other competitive pressures, risks associated with the integration of acquisitions, changes in laws and regulations governing our business and certain other risk factors, including those discussed or identified by us from time to time in its public filings (which may be viewed at www.sec.gov or www.ihs.com). Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Other than as required by applicable law, IHS does not undertake any obligation to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations.

About IHS Inc. (www.ihs.com)

IHS (NYSE: IHS) is one of the leading global providers of critical technical information, decision-support tools and related services to customers in a number of industries including energy, defense, aerospace, construction, electronics, and automotive through two operating segments, Engineering and Energy. Our Engineering and Energy segments each represent approximately one-half of our total revenues. We serve customers ranging from governments and large multinational corporations to smaller companies and technical professionals in more than 100 countries. Our customers rely on our offerings to facilitate decision making, support key processes and improve productivity. We have been in business for more than 45 years and employ more than 2,300 people around the world.

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IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners. Copyright © 2006 IHS Inc. All rights reserved.

Investor Relations Contact:
Jane Okun
IHS Inc.
303-397-2747
jane.okun@ihs.com

Media Contact:
Tim Stack
IHS Inc.
303-397-2359
tim.stack@ihs.com

IHS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per-share amounts)

	August 31,	November 30,
	2006	2005
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$161,631	$132,365
Short-term investments	6,516	27,223
Accounts receivable, net	97,486	136,950
Deferred subscription costs	29,239	27,918
Deferred income taxes	8,956	11,351
Other	7,859	10,638
Total current assets	311,687	346,445

Non-current assets:
Property and equipment, net	51,698	46,580
Intangible assets, net	60,751	27,456
Goodwill, net	355,120	296,394
Prepaid pension asset	93,659	88,516
Other	3,828	1,765
Total non-current assets	565,056	460,711
Total assets	$876,743	$807,156
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$20,610	$41,625
Accrued compensation	22,956	20,135
Accrued royalties	16,285	26,139
Other accrued expenses	33,908	34,975
Income tax payable	7,347	7,726
Deferred subscription revenue	177,503	149,552
Risk management liabilities	—	2,705
Total current liabilities	278,609	282,857

Long-term debt	573	262
Accrued pension liability	8,060	6,824
Accrued post-retirement benefits	18,895	20,278
Deferred income taxes	13,300	15,044
Other liabilities	6,568	4,402

Minority interests	385	309
Commitments and contingencies

Stockholders’ equity:
Class A common stock, $0.01 par value per share, 80,000,000 shares authorized, 45,547,210 and 44,078,231 issued and outstanding at August 31, 2006 and November 30, 2005, respectively	455	441
Class B common stock, $0.01 par value per share, 13,750,000 shares authorized, issued and outstanding at August 31, 2006 and November 30, 2005	138	138
Additional paid-in capital	163,143	168,196
Retained earnings	386,156	343,684
Accumulated other comprehensive income (loss)	461	(10,486)
Unearned compensation	—	(24,793)
Total stockholders’ equity	550,353	477,180
Total liabilities and stockholders’ equity	$876,743	$807,156

IHS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per-share amounts)

	Three Months Ended August 31,		Nine Months Ended August 31,
	2006	2005	2006	2005
	(Unaudited)
Revenue:
Products	$117,200	$97,419	$334,265	$291,343
Services	22,723	20,538	68,379	58,742
Total revenue	139,923	117,957	402,644	350,085

Operating expenses:
Cost of revenue:
Products	47,871	44,465	141,395	132,274
Services	16,435	12,828	46,956	37,724
Total cost of revenue (includes stock-based compensation expense of $392, $72, $2,558 and $227 for the three and nine months ended August 31, 2006 and 2005, respectively)	64,306	57,293	188,351	169,998
Selling, general and administrative (includes stock-based compensation expense of $4,048; $969; $9,907 and $3,318 for the three and nine months ended August 31, 2006 and 2005, respectively)	50,681	40,657	143,924	126,079
Depreciation and amortization	4,218	2,773	10,930	8,539
Restructuring and other charges	—	12,397	2	12,397
Loss (gain) on sales of assets, net	53	—	53	(1,331)
Net periodic pension and post-retirement benefits	(1,268)	(911)	(3,212)	(2,781)
Earnings in unconsolidated subsidiaries	(50)	(29)	(180)	(78)
Other expense (income), net	204	(169)	1,024	(481)
Total operating expenses	118,144	112,011	340,892	312,342

Operating income	21,779	5,946	61,752	37,743
Interest income	1,789	901	4,161	2,553
Interest expense	(120)	(110)	(272)	(693)
Non-operating income, net	1,669	791	3,889	1,860
Income from continuing operations before income taxes and minority interests	23,448	6,737	65,641	39,603
Provision for income taxes	(6,987)	(2,518)	(21,079)	(12,498)
Income from continuing operations before minority interests	16,461	4,219	44,562	27,105
Minority interests	(89)	(32)	(170)	(14)
Income from continuing operations	16,372	4,187	44,392	27,091
Discontinued operations:
Loss from discontinued operations, net	(298)	(527)	(1,920)	(1,652)
Net income	$16,074	$3,660	$42,472	$25,439
Income from continuing operations per share:
Basic (Class A and Class B common stock)	$0.29	$0.08	$0.79	$0.49
Diluted (Class A and Class B common stock)	$0.29	$0.08	$0.79	$0.49
Loss from discontinued operations per share:
Basic (Class A and Class B common stock)	$(0.01)	$(0.01)	$(0.04)	$(0.03)
Diluted (Class A and Class B common stock)	$(0.01)	$(0.01)	$(0.04)	$(0.03)
Net income per share:
Basic (Class A and Class B common stock)	$0.28	$0.07	$0.75	$0.46
Diluted (Class A and Class B common stock)	$0.28	$0.07	$0.75	$0.46
Weighted average shares:
Basic (Class A common stock)	43,299	41,349	42,568	41,316
Basic (Class B common stock)	13,750	13,750	13,750	13,750
Diluted (Class A common stock)	57,090	55,887	56,433	55,838
Diluted (Class B common stock)	13,750	13,750	13,750	13,750

IHS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended
	August 31,
	2006	2005
	(Unaudited)
Operating activities
Net income	$42,472	$25,439
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	10,930	8,716
Stock-based compensation expense (non-cash portion)	12,720	3,545
Loss (gain) on sales of assets, net	53	(1,331)
Impairment of assets of discontinued operations	1,012	—
Net periodic pension and post-retirement benefits	(3,212)	(2,781)
Minority interests	49	14
Deferred income taxes	569	59
Change in assets and liabilities:
Accounts receivable, net	51,148	33,614
Other current assets	3,273	(794)
Accounts payable	(26,679)	(20,530)
Accrued expenses	(10,772)	(20,076)
Income taxes	(971)	2,055
Deferred subscription revenue	13,560	8,275
Other liabilities	—	614
Net cash provided by operating activities	94,152	36,819
Investing activities
Capital expenditures on property and equipment	(8,047)	(3,965)
Intangible assets acquired	(3,300)	—
Change in other assets	289	1,524
Purchase of investments	(5,353)	(18,871)
Sales and maturities of investments	26,671	1,100
Acquisitions of businesses, net of cash acquired	(84,454)	(2,967)
Proceeds from sales of assets and investment in affiliate	400	1,334
Net cash used in investing activities	(73,794)	(21,845)
Financing activities
Net payments on debt	(210)	(390)
Tax benefit from equity compensation plans	7,383	—
Net cash provided by (used in) financing activities	7,173	(390)
Foreign exchange impact on cash balance	1,735	(1,269)
Net increase in cash and cash equivalents	29,266	13,315
Cash and cash equivalents at the beginning of the period	132,365	124,452
Cash and cash equivalents at the end of the period	$161,631	$137,767

IHS INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(In thousands)

	Three Months Ended August 31,
	2006	2005
	(Unaudited)

Energy operating income	$16,889	$14,725
Engineering operating income (loss)	8,062	(658)
Total segment operating income	24,951	14,067
Adjustments:
Corporate-level restructuring and other charges	—	(7,991)
Stock-based compensation expense	(4,440)	(1,041)
Net periodic pension and post-retirement benefits	1,268	911
Operating income	$21,779	$5,946

	Three Months Ended August 31, 2006
	Energy	Engineering	Adjustments	Consolidated
	(Unaudited)

Operating income	$16,889	$8,062	$(3,172)	$21,779
Adjustments:
Allocation of corporate costs	3,924	3,925	(7,849)	—
Depreciation and amortization	2,584	1,301	333	4,218
Restructuring and other charges	—	—	—	—
Stock-based compensation expense	—	—	4,440	4,440
Loss on sales of assets, net	—	53	—	53
Net periodic pension and post-retirement benefits	—	—	(1,268)	(1,268)
Minority interest	—	(89)	—	(89)
Adjusted EBITDA	$23,397	$13,252	$(7,516)	$29,133

	Three Months Ended August 31, 2005
	Energy	Engineering	Adjustments	Consolidated
	(Unaudited)

Operating income (loss)	$14,725	$(658)	$(8,121)	$5,946
Adjustments:
Allocation of corporate costs	2,389	2,389	(4,778)	—
Depreciation and amortization	1,598	979	196	2,773
Restructuring and other charges	—	4,406	7,991	12,397
Stock-based compensation expense	—	—	1,041	1,041
Net periodic pension and post-retirement benefits	—	—	(911)	(911)
Minority interest	—	(32)	—	(32)
Adjusted EBITDA	$18,712	$7,084	$(4,582)	$21,214

IHS INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASUREMENT TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENT

(In thousands)

	Nine Months Ended August 31,
	2006	2005
	(Unaudited)

Energy operating income	$49,449	$38,788
Engineering operating income	21,576	6,376
Total segment operating income	71,025	45,164
Adjustments:
Corporate-level restructuring and other charges	(20)	(7,991)
Stock-based compensation expense	(12,465)	(3,545)
Gain on sales of corporate assets, net	—	1,334
Net periodic pension and post-retirement benefits	3,212	2,781
Operating income	$61,752	$37,743

	Nine Months Ended August 31, 2006
	Energy	Engineering	Adjustments	Consolidated
	(Unaudited)

Operating income	$49,449	$21,576	$(9,273)	$61,752
Adjustments:
Allocation of corporate costs	10,494	10,494	(20,988)	—
Depreciation and amortization	6,090	4,027	813	10,930
Restructuring and other charges	—	(18)	20	2
Stock-based compensation expense	—	—	12,465	12,465
Loss on sales of assets, net	—	53	—	53
Net periodic pension and post-retirement benefits	—	—	(3,212)	(3,212)
Minority interest	—	(170)	—	(170)
Adjusted EBITDA	$66,033	$35,962	$(20,175)	$81,820

	Nine Months Ended August 31, 2005
	Energy	Engineering	Adjustments	Consolidated
	(Unaudited)

Operating income	$38,788	$6,376	$(7,421)	$37,743
Adjustments:
Allocation of corporate costs	7,059	7,059	(14,118)	—
Depreciation and amortization	4,908	3,043	588	8,539
Restructuring and offering charges	—	4,406	7,991	12,397
Stock-based compensation expense	—	—	3,545	3,545
Loss (gain) on sale of assets, net	—	3	(1,334)	(1,331)
Net periodic pension and post-retirement benefits	—	—	(2,781)	(2,781)
Minority interest	—	(14)	—	(14)
Adjusted EBITDA	$50,755	$20,873	$(13,530)	$58,098

	Three Months Ended August 31,		Nine Months Ended August 31,
	2006	2005	2006	2005
	(Unaudited)

Net income	$16,074	$3,660	$42,472	$25,439
Interest income	(1,789)	(901)	(4,161)	(2,553)
Interest expense	120	110	272	693
Provision for income taxes	6,987	2,518	21,079	12,498
Depreciation and amortization	4,218	2,773	10,930	8,539
EBITDA	25,610	8,160	70,592	44,616
Stock-based compensation expense	4,440	1,041	12,465	3,545
Restructuring and other charges	—	12,397	2	12,397
Loss on sales of assets, net	53	—	53	(1,331)
Net periodic pension and post-retirement benefits	(1,268)	(911)	(3,212)	(2,781)
Loss from discontinued operations, net	298	527	1,920	1,652
Adjusted EBITDA	$29,133	$21,214	$81,820	$58,098

	Three Months Ended August 31,		Nine Months Ended August 31,
	2006	2005	2006	2005
	(Unaudited)

Net cash provided by operating activities	$28,990	$12,490	$94,152	$36,819
Capital expenditures on property and equipment	(2,284)	(1,164)	(8,047)	(3,965)
Free cash flow	$26,706	$11,326	$86,105	$32,854

IHS INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per-share amounts)

	Three Months Ended August 31,
	2006		2005
	After tax	Per share	After tax	Per share
	(Unaudited)

Stock-based compensation expense	$(2,796)	$(0.04)	$(700)	$(0.01)
Restructuring and offering charges	—	—	(9,685)	(0.17)
Gain (loss) on sales of assets, net	(33)	—	—	—
Net periodic pension and post-retirement benefits	753	0.01	612	0.01
Loss from discontinued operations, net	(298)	(0.01)	(527)	(0.01)

	Nine Months Ended August 31,
	2006		2005
	After tax	Per share	After tax	Per share
	(Unaudited)

Stock-based compensation expense	$(7,853)	$(0.13)	$(2,277)	$(0.04)
Restructuring and offering charges	11	—	(9,685)	(0.16)
Gain (loss) on sales of assets, net	(33)	—	825	0.01
Net periodic pension and post-retirement benefits	1,899	0.03	1,702	0.03
Loss from discontinued operations, net	(1,920)	(0.04)	(1,652)	(0.03)